UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2012 (December 21, 2012)

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750-0738
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
On December 18, 2012, Peoples Bancorp Inc. (“Peoples”) entered into a Loan Agreement, dated as of December 18, 2012 (the "Loan Agreement”), with U.S. Bank National Association (“U.S. Bank”).

Under the Loan Agreement, U.S. Bank has provided Peoples with a revolving credit loan (the “Revolving Credit Loan”) in the maximum principal amount of $5,000,000 and a term loan (the “Term Loan”) in the principal amount of $24,000,000 (the “Term Loan Amount”). The Term Loan proceeds were used by Peoples to prepay a portion of the Series A 8.62% Junior Subordinated Deferrable Interest Debenture due May 1, 2029 (the "Series A Junior Subordinated Debenture") and the Series B 8.62% Junior Subordinated Deferrable Interest Debenture due May 1, 2029 (the "Series B Junior Subordinated Debenture" and together with the Series A Junior Subordinated Debenture, the "Junior Subordinated Debentures"), as more fully described in “Item 1.02 Termination of a Material Definitive Agreement” of this Current Report on Form 8-K. The proceeds from the Revolving Credit Loan may be used by Peoples solely for working capital needs and general corporate purposes. As of December 18, 2012, Peoples had not borrowed any funds under the Revolving Credit Loan.
Term Loan
The Term Loan bears interest at a fixed per annum rate equal to 3.80%, unless the Default Rate is applicable (as defined in the Loan Agreement). Principal in equal installments of $1,200,000 each and accrued interest are payable quarterly beginning on March 31, 2013 and on the last day of each third month thereafter, with a final payment of the unpaid principal balance and accrued interest due and payable on December 18, 2017. So long as no Event of Default or Unmatured Event of Default (each as defined in the Loan Agreement) has occurred, Peoples may prepay all or a portion (in $100,000 increments) of the principal balance outstanding, without penalty. Principal amounts so repaid may not be reborrowed. The Term Loan is unsecured; however, on December 18, 2012, Peoples entered into a Negative Pledge Agreement with U.S. Bank (the “Negative Pledge Agreement”) which, as long as any of the obligations of Peoples under the Loan Agreement are outstanding, precludes Peoples from selling, transferring, assigning, mortgaging, encumbering, pledging, entering into a negative pledge agreement with respect to or otherwise disposing of any interest in the capital stock or other ownership interests owned by Peoples in its subsidiaries including its national bank subsidiary Peoples Bank, National Association (“Peoples Bank”), in each case without the written approval of U.S. Bank.
At the December 18, 2012 closing of the transactions contemplated by the Loan Agreement (the “Closing”), Peoples paid U.S. Bank an origination fee equal to $60,000, representing 0.25% of the Term Loan Amount.
Revolving Credit Loan
The Revolving Credit Loan bears interest per annum at a rate equal to 3.00% plus the one-month LIBOR rate, which will be reset monthly, subject to the Default Rate not being applicable. As of December 18, 2012, the applicable interest rate was 3.21%. Accrued interest is payable quarterly beginning on March 31, 2013, and on the last day of each third month thereafter, with the remaining outstanding principal balance and accrued interest due and payable on December 17, 2013 (the “Revolving Credit Loan Maturity Date”), unless Peoples and U.S. Bank mutually agree to extend the term of the Revolving Credit Loan past the Revolving Credit Loan Maturity Date. In addition, Peoples is to pay an unused facility fee on the fifth day after the end of each fiscal quarter equal to 0.25% per annum. This fee will be calculated by multiplying 0.0625% by an amount equal to (a) $5,000,000 less (b) the average daily aggregate unpaid balance under the Revolving Credit Loan during the most recently completed fiscal quarter. The Revolving Credit Loan must have at least a 30-consecutive-day resting period during any 12‑month period. The Revolving Credit Loan is unsecured; however, the Negative Pledge Agreement discussed above under the caption “Term Loan” is also applicable to the Revolving Credit Loan.

Covenants; Events of Default
The Loan Agreement contains covenants which are usual and customary for comparable transactions. In addition, under the Loan Agreement, the following covenants must be satisfied:
(i)Peoples must own, directly or indirectly, 100% of the outstanding capital stock and ownership interests (as applicable) of its subsidiaries other than PEBO Capital Trust I (prior to the dissolution of PEBO Capital Trust I as disclosed below in “Item 1.02 Termination of a Material Definitive Agreement” of this Current Report on Form 8-K), and may not own less than 100% without first obtaining the prior written consent of U.S. Bank.
(ii)Peoples Bank may not issue dividends in an amount greater than the current earnings of Peoples Bank (as measured on a trailing 12-month basis).
(iii)During such time as a deficit in dividend capacity exists (such that Peoples Bank may not declare dividends to Peoples in an amount equal to 100% of Peoples Bank's earnings for any period without regulatory approval), Peoples must maintain (on an unconsolidated basis at the parent company level) a minimum amount of $2,000,000 in cash and cash equivalents.
(iv)Peoples may not accept the transfer of any criticized, classified or nonperforming asset from Peoples Bank, nor may Peoples Bank transfer any such asset to any direct or indirect subsidiary of Peoples, except that Peoples Bank may transfer such assets to one or more wholly-owned subsidiaries of Peoples Bank if and only to the extent such transferred assets continue to be included in the calculations of the financial covenants applicable to Peoples Bank discussed below.
(v)Without the prior written consent of U.S. Bank, which consent may not be unreasonably withheld or delayed, neither Peoples nor any of its subsidiaries may incur additional indebtedness, subject to specific negotiated carve-outs.
(vi)Without the prior written consent of U.S. Bank, which consent may not be unreasonably withheld or delayed, neither Peoples nor any of its subsidiaries may be a party to certain material transactions (such as mergers, consolidations, loans and acquisitions), subject to specific negotiated carve-outs.
Peoples and Peoples Bank are also required to satisfy certain financial covenants, including:
(a)Peoples and Peoples Bank must maintain, as of the last day of each fiscal quarter, sufficient capital to qualify as “well capitalized” under applicable regulatory guidance;
(b)Peoples Bank must maintain a “Total Risk-Based Capital Ratio” (as defined in the Loan Agreement) equal to or in excess of 12.50%, measured as of the last day of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2012;
(c)Peoples Bank must maintain a ratio of “Nonperforming Assets” to the sum of “Tangible Capital” plus the “Allowance for Loan Losses” (as each term is defined in the Loan Agreement) of not more than 20%, measured as of the last day of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2012;
(d)Peoples Bank must maintain a ratio of “Allowance for Loan Losses” to “Nonperforming Loans” (as each term is defined in the Loan Agreement) of not less than 80%, measured as of the last day of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2012; and

(e)Peoples must maintain a “Fixed Charge Coverage Ratio” (as defined in the Loan Agreement) that equals or exceeds 1.25 to 1.00, commencing with the quarter ending December 31, 2012 and for each quarter thereafter, with the items used in this ratio being determined on a trailing 12‑month basis.
The terms of the Loan Agreement include customary events of default such as payment defaults; material inaccuracies in financial information, statements, certificates, representations or warranties given to U.S. Bank; cross-defaults to other material indebtedness; the winding down or dissolution of Peoples ; bankruptcy, insolvency or the occurrence of a similar event affecting Peoples or Peoples Bank; notification received by Peoples Bank that it is considered an institution in “troubled condition” or appointment of a conservator or receiver for Peoples Bank; the imposition of specified forms of regulatory orders by any governmental agency which regulates Peoples or Peoples Bank; outstanding uninsured final judgments or judgments for the payment of money in excess of $1,000,000 against Peoples which remain unpaid, unvacated, unbonded or unstayed for a period of 60 days; and the occurrence of certain events affecting the shares of Peoples Bank in the nature of attachment, levy or becoming the subject of an encumbrance. Upon the occurrence of an event of default, U.S. Bank may, among other things, terminate its obligation to extend credit under the Revolving Credit Loan and declare the outstanding amounts under the Term Loan and the Revolving Credit Loan immediately due and payable. In addition, during the continuance of an event of default, the principal balance of the Term Loan and the Revolving Credit Loan then outstanding and, to the extent permitted by applicable law, any interest payments not paid within five days after they are due will bear interest payable upon demand at a rate that is 3.00% per annum in excess of the interest rate otherwise payable.
The foregoing description of the Loan Agreement, the Revolving Credit Loan, the Term Loan and the Negative Pledge Agreement, is qualified in its entirety by reference to the full and complete terms of the Loan Agreement, the Revolving Credit Loan, the Term Loan and the Negative Pledge Agreement which are included as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 4.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Item 1.02    Termination of a Material Definitive Agreement
On December 19, 2012, Peoples prepaid all of the outstanding $928,000 principal amount under the Series A Junior Subordinated Debenture and all of the outstanding $30,000,000 principal amount under the Series B Junior Subordinated Debenture. The Junior Subordinated Debentures were issued by Peoples to PEBO Capital Trust I, an affiliated Delaware statutory trust, pursuant to the term of the Indenture, dated as of April 20, 1999 (the “Indenture”), between Peoples and Wilmington Trust Company, as Debenture Trustee. Pursuant to the terms of the Indenture, the prepayment price was equal to 103.017% of the aggregate $30,928,000 principal amount of the Junior Subordinated Debentures ($31,861,098), plus accrued and previously unpaid interest thereon to, but not including, the date of prepayment ($355,466). Peoples paid $24,000,000 of the prepayment price using the proceeds received from the Term Loan. The balance of the prepayment price was paid using cash on hand. As a result of the repayment of the Junior Subordinated Debentures and the payment of the compensation and expenses due to the Debenture Trustee, the Indenture ceased to be of further effect.
In accordance with the provisions of the Amended and Restated Declaration of Trust of PEBO Capital Trust I, dated as of April 20, 1999, among Peoples, as Sponsor; the individuals serving as Administrative Trustees; Wilmington Trust Company, as Delaware Trustee and Property Trustee; and the holders of undivided beneficial interests in the assets of PEBO Capital Trust I represented by Common Securities issued to Peoples and Series B 8.62% Capital Securities held by institutional investors as well as Peoples, upon the repayment of the Junior Subordinated Debentures, the proceeds were simultaneously applied by PEBO Capital Trust I to redeem: (a) all 928 outstanding Common Securities, having an aggregate liquidation amount of $928,000, held by Peoples; (b) 22,975 Series B 8.62% Capital Securities, having an aggregate liquidation amount of $22,975,000, held by institutional investors; and (c) 7,025 Series B 8.62% Capital Securities, having an aggregate liquidation amount of $7,025,000, held by Peoples.

The redemption price in each case was equal to 103.017% of the liquidation amount, plus accumulated and unpaid distributions to but not including the date of redemption of the Common Securities and the Series B 8.62% Capital Securities. The aggregate redemption price paid was $31,861,097.76, plus accumulated and previously unpaid distributions in the aggregate amount of ($355,465.81).
As a result of this transaction, Peoples will record a pre-tax loss of $1,033,000 ($671,000 after-tax or $0.06 per share) in the fourth quarter of 2012.
PEBO Capital Trust I was dissolved following the payment of the redemption price for the Common Securities to Peoples and the payment of the redemption price for the Series B 8.62% Capital Securities to all of the holders thereof in accordance with the terms of the Common Securities and the Series B 8.62% Capital Securities, respectively. Effective December 19, 2012, the Administrative Trustees and Wilmington Trust Company, in its capacity as Delaware Trustee and Property Trustee, terminated PEBO Capital Trust I by filing a Certificate of Cancellation of Statutory Trust with the Delaware Secretary of State. A copy of the Certificate of Cancellation of Statutory Trust as filed with the Delaware Secretary of State is included with this Current Report on Form 8-K as Exhibit 4.5.
By their respective terms, (a) the Common Securities Guarantee Agreement, dated as of April 20, 1999, executed by Peoples for the benefit of the holders of the Common Securities of PEBO Capital Trust I and (b) the Series B Capital Securities Guarantee Agreement, dated as of September 23, 1999, between Peoples and Wilmington Trust Company, as the Capital Securities Guarantee Trustee, terminated without further action being required upon repayment of the full redemption price of the Common Securities and the full redemption price of the Series B 8.62% Capital Securities, respectively.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Please see the description in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K, related to the Loan Agreement, dated as of December 18, 2012, between Peoples and U.S. Bank, which description is incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits

a) - c)
Not applicable.

d) Exhibits
See Index to Exhibits on Page 6.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	December 21, 2012	By:/s/	EDWARD G. SLOANE
Edward G. Sloane

Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Loan Agreement, dated as of December 18, 2012, between Peoples Bancorp Inc., as Borrower, and U.S. Bank National Association, as Lender
4.2	Revolving Credit Note in the principal sum of $5,000,000 issued by Peoples Bancorp Inc. on December 18, 2012 to U.S. Bank National Association
4.3	Term Note in the principal sum of $24,000,000 issued by Peoples Bancorp Inc. on December 18, 2012 to U.S. Bank National Association
4.4	Negative Pledge Agreement, dated December 18, 2012, between Peoples Bancorp Inc. and U.S. Bank National Association
4.5	Certificate of Cancellation of Statutory Trust filed on behalf of PEBO Capital Trust I with the Delaware Secretary of State on December 19, 2012